TENTH AMENDMENT TO LOAN AGREEMENT

THIS TENTH AMENDMENT TO LOAN AGREEMENT is made and entered into effective as of this 8th day of September, 2021 by and between U.S. BANK NATIONAL ASSOCIATION, with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the “Bank”), and CITY NATIONAL ROCHDALE FUNDS, a Delaware statutory trust (the “Trust”), not individually but solely on behalf of its respective Funds as set forth on Exhibit A to the Loan Agreement, separately and not jointly (each such Fund a “Borrower” or “Borrowing Fund” and collectively the “Borrowers” or “Borrowing Funds”), and with its address at 400 North Roxbury Drive, Beverly Hills, California, 90210.

W I T N E S S E T H:

WHEREAS, the Bank and the Trust on behalf of the Borrowers entered into a loan agreement originally effective as of October 1, 2014, as amended (the “Loan Agreement”); and

WHEREAS, the parties wish to further amend the Loan Agreement in order to extend the maturity date and amend certain other provisions of the Loan Agreement (this amendment herein sometimes called the “Tenth Amendment”).

NOW, THEREFORE, the parties agree as follows:

1.	Changes in Loan Facility.

(A) The following definitions in Section 1 of the Loan Agreement shall be added or amended and restated to read as follows in the Loan Agreement and all the Loan Documents:

“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

"Maturity Date" shall mean, with respect to each Loan if the Bank (at its sole discretion) approves such a Loan to a Borrowing Fund hereunder, the earlier of (a) the date that is forty-five (45) Business Days after the making of such Loan, or (b) in any case not later than September 7, 2022 (or the date of any extension of this Agreement or such Maturity Date in a writing signed by the Bank).

“UETA” means the Uniform Electronic Transactions Act as in effect in the State of Ohio, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

(B)	Section 8(n) is hereby added to the Loan Agreement as follows:

(n) Document Imaging; Telecopy and PDF Signatures; Electronic Signatures. Without notice to or consent of the Trust or any of the Borrowing Funds, the Bank may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Trust, any Borrowing Fund and any other parties thereto. The Bank may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Bank’s possession constituting an “authoritative copy” under UETA. If the Bank agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Bank agrees, in its sole discretion, to accept any electronic signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other states laws based on, or similar in effect to, such acts. The Bank may rely on any such electronic signatures without further inquiry.

(C) Section 2(e) of the Loan Agreement is modified so interest on the outstanding principal balance shall be at a rate per annum equal to the greater of zero percent (0%) and the Prime Rate minus one-half of one percent (0.5%).

(D) In connection with the above, the Trust shall execute an Amended and Restated Promissory Note on behalf of the respective Borrowing Funds, which shall hereafter be Exhibit D under the Loan Agreement, in the form attached hereto as Exhibit B. The Trust and the Bank acknowledge and agree that the obligations of the Borrowing Funds to the Bank under prior Amended and Restated Promissory Notes shall not be deemed cancelled or satisfied, but shall now be deemed evidenced by the attached Amended and Restated Promissory Note, and such Note and the Loans evidenced thereby shall continue to be subject to the various provisions of the Loan Agreement. Upon the effectiveness of this Tenth Amendment, the term “Note” as used in the Loan Agreement and the other Loan Documents shall be deemed to refer to the new Amended and Restated Promissory Note.

(E) In order to facilitate the ability of the Bank to accept from the Trust or any Borrowing Fund from time to time any document or instrument executed pursuant to or in accordance with Loan Agreement (specifically but without limitation) Sections 2(c), 6(a)(i) or 8(n), including through the use of secure digital encryption technology, such as DocuSign eSignature®, the Trust on behalf of the Borrowing Funds hereby confirms to the Bank that its Authorized Officers and other additional persons designated by such an Authorized Officer as authorized to request advances and direct repayments under the Loan Agreement (and their titles, respective email addresses and signatures) on file with the Bank, are those to whom the Bank may send such instructions for electronic signatures. As of the date hereof, these are as follows:

Anthony Sozio	Vice President	anthony.sozio@cnr.com
Mitchell Cepler	Vice President	mitchell.cepler@cnr.com

Any such Authorized Officer who is an executive officer of the Trust may, from time to time, notify the Bank in writing of changes to the list of such Authorized Officers or such other persons, their titles and/or their email addresses for purposes of requesting advances, making repayments or receiving instructions regarding electronic signatures on the Authorized Officers and signers change request (the “Signatory Update Form”) attached hereto as Exhibit C and made a part thereof.

2. Effectiveness. This Tenth Amendment shall be effective upon delivery to the Bank of an original Tenth Amendment and the original Amended and Restated Promissory Note – and if applicable, the Signatory Update Form – all duly executed by the Trust on behalf of the respective Borrowing Funds. Agreement to extend the Maturity Date hereunder does not commit the Bank to make similar extensions in the future without similar specific written acceptance thereof by the Bank.

3. Representations, Warranties and Covenants. The Trust on behalf of itself and the Borrowing Funds further represents and warrants that:

(A) This Tenth Amendment has been duly executed and delivered by the Trust on behalf of the Borrowing Funds, is authorized by all requisite action of the Trust and such Funds and is the legal, valid, binding and enforceable obligation of the Trust and such Funds; and

(B) The execution and delivery of this Tenth Amendment by the Trust on behalf of the Borrowing Funds will not constitute a violation of any applicable law or a breach of any provision contained in the Declaration of Trust or other governing documents of the Trust or such Funds, or contained in any order of any court or any other governmental agency or in any agreement, instrument or document to which the Trust or the Borrowing Funds are a party or by which the Trust, the Borrowing Funds or any of their assets or properties are bound; and

(C) Except as previously agreed to be waived by the Bank in writing, or as noted in Schedule One attached hereto, there is outstanding no Event of Default or event which with the giving of notice and/or the passage of time, would constitute an Event of Default under the Loan Agreement, as of the effective date of and after giving effect to this Tenth Amendment; and

(D) Except as modified hereby or as noted in said Schedule One, all representations, warranties and covenants or as to the Trust or the Borrowing Funds set forth in the Loan Agreement or any of the other Loan Documents, as applicable, shall be deemed restated in all material respects as of the date hereof.

4.	Miscellaneous.

(A) As amended hereby, the Loan Agreement, the other Loan Documents, and the Liens granted under the Loan Documents shall remain in full force and effect, and all references in the Loan Agreement (or other Loan Documents issued pursuant to the Loan Agreement) shall mean such Loan Agreement and/or such other Loan Documents as amended hereby.

(B) Capitalized terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

(C) The Trust or the Borrowing Funds shall reimburse the Bank for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by it or for which it becomes obligated in connection with or arising out of this Tenth Amendment.

(D) Except as amended hereby, the Loan Agreement and all other Loan Documents and the Liens granted thereunder shall be deemed confirmed and on-going in accord with their respective terms.

(E) This Tenth Amendment may be executed in counterparts, all of which constitute one instrument hereunder.

IN WITNESS WHEREOF, the parties have executed this Tenth Amendment by their respective duly authorized officers effective as of the date noted above.

U.S. BANK NATIONAL ASSOCIATION
By:
Andrew D. Mihaly
Assistant Vice President

CITY NATIONAL ROCHDALE FUNDS, not individually but solely on behalf of its Funds listed on Exhibit A to this Agreement, separately and not jointly
By:
Anthony Sozio
Vice President

U.S. BANK NATIONAL ASSOCIATION
(As Custodian)
By:
Jeff Eschenbrenner
Officer

EXHIBIT A

to Tenth Amendment to Loan Agreement

Fund Name	TIN Number
City National Rochdale Government Bond Fund	23-3024506
City National Rochdale Corporate Bond Fund	23-3024502
City National Rochdale California Tax Exempt Bond Fund	23-3024507
City National Rochdale Municipal High Income Fund	46-4072811
City National Rochdale High Yield Bond Fund	23-3024508
City National Rochdale Intermediate Fixed Income Fund	13-4097327
City National Rochdale Fixed Income Opportunities Fund	26-4738448
City National Rochdale Dividend & Income Fund	13-4053250
City National Rochdale U.S. Core Equity Fund	46-1400689
City National Rochdale Short Term Emerging Markets Debt Fund	83-2467907

Schedule One

To Tenth Amendment to Loan Agreement

Nothing to disclose

AMENDED AND RESTATED PROMISSORY NOTE

$350,000,000 Cincinnati, Ohio

September 8, 2021

CITY NATIONAL ROCHDALE FUNDS, a Delaware statutory trust (the “Trust”), not individually but only on behalf of its Funds listed in Schedule A (attached hereto and made a part hereof) for which a borrowing is requested, separately and not jointly (each a “Borrower” or “Borrowing Fund” and collectively the “Borrowers” or “Borrowing Funds” hereunder), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, (the "Bank"), or its successors or assigns, on or before September 7, 2022, or such earlier date specified in the Loan Agreement as the Maturity Date ("Maturity Date"), the principal sum of Three Hundred Fifty Million Dollars ($350,000,000), or such portion thereof as may be outstanding from time to time as Loans to the Borrowers which are related to such Trust under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

This Note is the "Amended and Restated Note" to which reference is made in the Tenth Amendment to Loan Agreement dated as of even date herewith between the Borrowers and the Trust party thereto and the Bank (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrowers under the Loan Agreement and evidenced by this Note (the "Loans").

This Note shall bear interest at a rate per annum equal to the greater of zero percent (0%) or the Prime Rate minus one-half of one percent (0.5%), which interest shall be payable monthly, in arrears, commencing on October 1, 2021 and on the first day of each month thereafter and on the date specified in clause (b) of the definition of Maturity Date; provided that a Borrowing Fund may at its option pay such interest whenever all or any part of its Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due) and whenever such Borrowing Fund repays all or part of such Borrowing Fund’s Loan as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

As used herein, the term "Prime Rate" shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding to any Borrower exceeds the Borrowing Fund Limit for such Borrower at any time, such excess shall be immediately due and payable,

(ii) if the aggregate principal amount of the Loans outstanding to all Borrowing Funds under the Loan Agreement exceeds the Maximum Amount at any time, the Borrower’s pro rata share of such excess (as determined pursuant to Section 3(a) of the Loan Agreement) shall be immediately due and payable and (iii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to no less than $1,000.00 (or, if less, the then-outstanding balance of this Note).

If any payment due from a Borrowing Fund is not made within ten (10) days after the date due, such Borrowing Fund shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

An "Event of Default" as described in the Loan Agreement with respect to a Borrower shall constitute an Event of Default hereunder. Upon the occurrence of such an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity with respect to such Borrower. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default with respect to a Borrowing Fund, this Note shall bear interest applicable to such Borrowing Fund (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing. Each Borrower and its applicable Trust authorize the Bank to charge any account, in the name of such Borrower, or charge or increase any loan balance of such Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by each Borrower and its applicable Trust to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

The Borrowers’ and the Trust’s obligations under this Note are subject to the limitations set forth in Section 8(k) of the Loan Agreement, which provisions are incorporated by reference as if set forth in full herein. If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

Without limitation on the ability of the Bank to exercise all of its rights as to the Collateral provided by the Borrower or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, each Borrower and its Trust and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrowers, the Trust and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrowers, the Trust and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrowers are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

THE TRUST:

CITY NATIONAL ROCHDALE FUNDS, not individually but solely on behalf of its Funds listed on Schedule A to this Note, separately and not jointly
By:
Anthony Sozio
Vice President

Schedule A

To Amended and Restated Promissory Note

Fund Name	TIN Number
City National Rochdale Government Bond Fund	23-3024506
City National Rochdale Corporate Bond Fund	23-3024502
City National Rochdale California Tax Exempt Bond Fund	23-3024507
City National Rochdale Municipal High Income Fund	46-4072811
City National Rochdale High Yield Bond Fund	23-3024508
City National Rochdale Intermediate Fixed Income Fund	13-4097327
City National Rochdale Fixed Income Opportunities Fund	26-4738448
City National Rochdale Dividend & Income Fund	13-4053250
City National Rochdale U.S. Core Equity Fund	46-1400689
City National Rochdale Short Term Emerging Markets Debt Fund	83-2467907

70895785v1

Exhibit C

SIGNATURE AUTHORITY UPDATE FORM

Date

Shelly L. Allen

Senior Vice President

U.S. Bank Mutual Fund Lending

425 Walnut Street, CN-OH-W6TC

Cincinnati, Ohio 45202

Dear Shelly:

The                            (the “Trust”) would like to add additional Authorized Officers and/or additional persons authorized to request advances and direct repayments under the Loan Agreement with the Bank.

Please add the following names and signatures as Authorized Officers:

Signature:
(Name)	(date)
(Title)
(Email)

Signature:
(Name)	(date)
(Title)
(Email)

Please add the following names as persons authorized to request advances and direct repayments:

(Name)

(Title)

(Email)

(Name)

(Title)

(Email)

The undersigned, as an existing executive officer and Authorized Officer of the Trust: (a) approved the addition of the individuals listed above, and (b) certifies that the undersigned has been authorized to do so by the Board of Trustees of the Trust.

(Name)
(Title)
(Trust)

2

DocuSign Envelope ID: 6A71351C-6E9D-45D3-9AA7-3825FB7FF0AB

FR U-1
OMB Number 7100-0011
Approval expires June 30, 2024
Page 1 of 2

**Board of Governors of the Federal Reserve System**

# Statement of Purpose for an Extension of Credit Secured by Margin Stock—FR U-1

U.S. Bank National Association
Name of Bank

This form is required by law (15 U.S.C. §§ 78g and 78w; 12 C.F.R. § 221).

The term “margin stock” is defined in Regulation U (12 C.F.R. § 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated for trading in the National Market System; (2) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

## Part I

To be completed by borrower(s)

Please print or type (if space is inadequate, attach separate sheet).

1. What is the amount of the credit being extended? $350,000,000
2. Will any part of this credit be used to purchase or carry margin stock? ☐ Yes ☒ No

   If the answer is "No," describe the specific purpose of the credit.

   to facilitate shareholder redemptions

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed:

| | | | |
|---|---|---|---|
| Borrower's Signature | Date | DocuSigned by: D1492E4C479C4AA... Borrower's Signature | 09/08/2021 Date |
| Print or Type Name | | Anthony Sozio, V.P., City National Rochdale Funds Print or Type Name | |

**This form should not be signed if blank.**

**This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.**

**A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”**

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0011), Washington, DC 20503.

06/2021

DocuSign Envelope ID: 6A71351C-6E9D-45D3-9AA7-3825FB7FF0AB

FR U-1
Page 2 of 2

## Part II

To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part I (2) answered "yes").

1. List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 percent of its current market value under the current Supplement to Regulation U.

| No. of Shares | Issue | Market Price Per Share | Date and Source of Valuation[1] | Total Market Value Per Issue |
|---|---|---|---|---|
| | | | | |

2. List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 percent of the current market value under the current Supplement to Regulation U.

| Principal Amount | Issue | Market Price | Date and Source of Valuation[1] | Total Market Value Per Issue |
|---|---|---|---|---|
| | | | | |

3. List other collateral including nonmargin stock securing this credit.

| Describe Briefly | Market Price | Date and Source of Valuation[1] | Good Faith Loan Value |
|---|---|---|---|
| | | | |

## Part III

To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer's statement in Part I in good faith as required by Regulation U[2]; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

DocuSigned by:
Andrew D. Mihaly
9A26CF8C0F0541E...

Bank Officer's Signature

09/08/2021
Date

Andrew D. Mihaly
Print or Type Name

Assistant Vice President
Title

1. Bank need not complete fields for Date and source of valuation if the market value was obtained from regularly published information in either a journal of general circulation or an automated quotation system.
2. To accept the customer's statement in good faith, the duly authorized representative of the creditor must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

**This form must be retained by the lender for three years after the credit is extinguished.**

06/2018